QUANTATIVE MASTER SERIES TRUST

MASTER AGGREGATE BOND INDEX SERIES

SERIES #3

FILE # 811-7885

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
10/26/2004	Westfield Capital Corp 5.13% 11/15/14	$240,000	$1,400,000,000	Citigroup Global Markets Inc J.P. Morgan Securities Inc.. ABN AMRO Bank NV. Deutsche Bank Securities Inc Barclays Bank PLC Merrill Lynch
11/8/2004	Barrick Gold Finance Inc. 4.88% 11/15/24	$360,000	$350,000,000

Morgan Stanley & Co. Incorporated

Deutsche Bank Securities Inc

Citigroup Global Markets Inc

J.P. Morgan Securities Inc

RBC Capital Markets Corporation

Scotia Capital (USA) Inc

UBS Securities LLC

Barclays Capital Inc

Goldman, Sachs & Co

Harris Nesbitt Corp

HSBC Securities (USA) Inc

Merrill Lynch

11/15/2004	Amgen Inc 4% 11/18/09	$275,000	$1,000,000,000

Merrill Lynch

Morgan Stanley & Co. Incorporated

Barclays Capital inc

Bear, Stearns & Co. Inc

Citigroup Global Markets Inc

Credit Suisse First Boston LLC

Goldman, Sachs & Co

J.P. Morgan Securities Inc

Mitsubishi Securities International plc